UNITED STATES SECURITIES AND EXCHANGE COMISSSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Wind Energy America Inc.

(Name of Registrant as Specified in its Charter)

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WIND ENERGY AMERICA INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 1, 2009

To the Shareholders of Wind Energy America Inc.

The 2009 Annual Meeting of Shareholders of Wind Energy America Inc., a Minnesota corporation, (the “Company”) will be held at the Crowne Plaza Northstar Hotel, 7th Floor, 618 Second Avenue South, Minneapolis, Minnesota 55402 on Thursday, October 1, 2009 at 3:30 p.m. local time for the following purposes:

1.	To set the number of members of the Board of Directors at four (4)

2.	To elect directors to serve on the Board of Directors until their successors are duly elected and qualified.

3.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, a form of Proxy and an Annual Report on Form 10-K for fiscal year 2008.

Only shareholders of record as shown on the books of the Company at the close of business on August 10, 2009 will be entitled to vote at the 2009 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

All shareholders are cordially invited to attend the 2009 Annual Meeting. Whether or not you plan to attend the meeting, please vote your shares via the internet, telephone or sign, date and mail the enclosed form of Proxy. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

Dated: August 17, 2009	By Order of the Board of Directors
Minneapolis, Minnesota

By: /s/ Robert O. Knutson, Managing Director

WIND ENERGY AMERICA INC.

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 1, 2009

The accompanying Proxy is solicited by the Board of Directors of Wind Energy America Inc., a Minnesota corporation (the “Company”) for use at our 2009 Annual Meeting of Shareholders to be held on Thursday, October 1, 2009, at the time, location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors and officers may solicit proxies personally or by telephone.

You may vote your shares as follows:

• Vote by Internet: www.proxyvote.com

• Vote by Telephone: 1-800-690-6903

• Vote by Mail: Mark, sign and date your proxy and return it in the envelope provided.

Any shareholder giving a Proxy may revoke it any time prior to its use at the 2009 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2009 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2009 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will accordingly have the same effect as a vote against the proposal.

The mailing address of the principal executive office of Wind Energy America Inc. is 12100 Singletree Lane, Suite 100, Eden Prairie, Minnesota 55344. We expect that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about August 25, 2009.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed August 10, 2009 as the record date for determining shareholders entitled to vote at the 2009 Annual Meeting. Persons who were not shareholders on such date are not eligible to vote at the 2009 Annual Meeting. At the close of business on August 10, 2009, there were 53,444,095 shares of our Common Stock, par value $.05 per share, issued and outstanding. Common Stock is our only outstanding class of capital stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2009 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table provides information as of August 10, 2009 regarding the beneficial ownership of our Common Stock by (i) any person known by us to own more than 5% of our outstanding Common Stock, (ii) each of our officers and directors, and (iii) all our officers and directors as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares owned by them. Beneficial ownership amount and percentage calculations were determined under the rules of the SEC.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Robert A.Williams (1)	1,193,933	2.2%
Robert 0. Knutson (2)	915,000	1.6%
Steven A. McMichael (3)	977,167	1.8%
Donald Blakstad (4)	l,100,000	2.0%
All directors and executive officers as a group (4 persons)	4,186,100	7.5%
Boreal Energy Inc.	9,587,500	17.9%

(1)	Includes 350,000 shares underlying stock purchase warrants and 248,233 shares in the record name of Robert A. Williams Trust
(2)	Includes 600,000 shares underlying stock purchase warrants.
(3)	Includes 500,000 shares underlying stock purchase warrants, 100,000 shares owned of record by his wife, and 285,000 shares derived from his ownership of shares of Boreal Energy Inc.
(4)	Includes 1,000,000 shares underlying stock purchase warrants.

CORPORATE GOVERNANCE

Our business operations and affairs are conducted under the direction of our Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of our Board of Directors are informed of all material business matters through discussions with management along with participation in frequent meetings of our Board of Directors.

Director Independence

We are not a listed issuer and thus not subject to the director independence requirements of any exchange or inter-dealer quotation system. Nevertheless, we have determined that a majority of our directors during the past two years have satisfied the NASDAQ standard of independence.

Meetings and Committees

During fiscal year 2008, our Board of Directors held 34 meetings, and each of our directors attended over 75% of the total meetings of the Board of Directors held during the time of their service as a director.

Our Board of Directors has no established formal committees. Because of the frequency of our Board meetings, the entire Board of Directors has fulfilled the roles of Audit, Compensation and Nominating Committees.

We have no formal policy regarding director attendance at shareholder meetings, although we encourage all our directors to attend any meetings of shareholders.

Director Compensation

Except for initial issuances of unregistered shares of common stock of our company or grants of stock purchase warrants to directors in consideration for their agreeing to serve on our Board of Directors, we have not compensated our directors for the considerable time and efforts each of them has spent in preparing for and attending Board meetings. During fiscal year 2008, we issued stock purchase warrants to three directors granting each of them the right to purchase 100,000 shares of our common stock at $.75 per share during a five-year term.

Shareholder Communications With the Board

Our Board of Directors has not established a process for shareholders to send communications to the Board of Directors.

Ethics Code

We have adopted a Code of Business Ethics applicable to all our employees and executive officers, and a copy of this ethics code is available free of charge from our Corporate Secretary or Chief Financial Officer.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

Our Bylaws provide that the number of directors shall be set by shareholders, but not less than four. Approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting.

Our Board of Directors recommends a vote FOR the number of directors being set at four. Proxies will be voted FOR this proposal unless otherwise specified.

The Board of Directors has nominated the following four persons to serve as a director of the Company and hold office until his successor is elected and shall qualify. If elected by our shareholders, Melvin E. Wentz, Brian P. Hill and Constantine Buzunis will be new members of the Board of Directors. As for our current directors, Robert A. Williams, Robert O. Knutson and Steven A. McMichael are not standing for re-election as a director. The election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting. There is no provision for cumulative voting for the election of directors.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidates or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director.

The Board of Directors recommends a vote FOR the election of the four nominated directors. Proxies will be voted FOR the election of these four unless otherwise specified.

Director Nominees

Donald Blakstad, age 50, has been a director and Chairman of the Board of the Company since June 2009, and he currently provides management and financial services to the Company under a written consulting agreement. Mr. Blakstad has many years of experience in founding, developing and managing small to large private companies. In particular, he was the founder, principal owner and Chief Executive Officer of two large affiliated long-distance telephone companies headquartered in San Diego, which provided worldwide retail telephone services for many years to a large national and international customer base. Mr. Blakstad grew his telephone services business from start-up to having over 1,000,000 customers in 2000 when his business was sold to a large telephone service provider. Since 2000, Mr. Blakstad has been engaged primarily in managing his personal real estate holdings and corporate equity investments.

Melvin E. Wentz, age 62, is the Chief Executive Officer of Novairus Energy, LLC, which has developed a large pipeline of early-stage wind farm projects located mainly in prime wind resource areas of western states of the U.S. Mr. Wentz has over 30 years of extensive and diversified experience in engineering, construction, project development, financing, management and operation, of many power generation projects in the U.S., China, India and other countries including wind energy, biomass, hydro, geothermal, coal, and natural gas power generation facilities. From 1995-2001, he was a senior executive (President from 1997-2001) with Enserch/Texas Utilities, when he was in charge of project development of numerous power plant projects. He also managed a portfolio of at least 10 electricity generating facilities including wind farms. His overseas development experience includes three coal-fired generation projects of 386 MW in China, a joint venture between New Zealand and Indonesian companies to develop a 300 MW geothermal plant in Indonesia, and project development and sale of a 250 MW gas-fired plant in India. From 1990-1995 Mr. Wentz was Senior Investment Manager of a major finance division of Westinghouse Electric, when he assumed a leading role in structuring and financing over 200 MW (megawatts) of wind energy projects.

Brian P. Hill, age 46, is the Chief Development Officer of Novairus Energy, LLC, and in that position is currently involved in assembling multiple early-stage wind power projects for Novairus in Wisconsin, Wyoming, Pennsylvania and Montana. Mr. Hill has over 24 years extensive experience in project development and management of various types of power generation facilities. Since 1999, he has been employed primarily as a consultant while providing key project development services to power and wind industry leaders such as Airtricity North America, Duke Energy, TXU, FPL Energy, Exelon and others. In particular, his many accomplishments in wind power development include being project manager for construction of a 40.5MW wind farm in New York state using GE wind turbines, managing early stage construction of a 250MW wind project in Texas including interconnection coordination, lead developer of an Iowa wind farm project, and managing early stage development for proposed wind farms in Illinois and Michigan. Mr. Hill’s many years of “hands-on” development of wind power projects includes interconnection and transmission evaluation, selection and procurement of wind turbines, wind resource evaluation including topography analysis, turbine siting, handling zoning and permitting matters, and leasing and royalty negotiations with land owners. Mr. Hill has earned widespread recognition as an expert in power development and has published and presented papers at several industry conferences.

Constantine Buzunis, age 51, is a Senior Litigator with the San Diego law firm of Neil, Dymott, Frank, McFall & Trexler. Since joining Neil Dymott in 1986, Mr. Buzunis has specialized in general civil litigation including personal injury, premises and product liability, construction accidents and defects, and other tort liability areas. His extensive professional legal experience includes serving terms on the California State Bar Board of Governors, President and Director of the California Young Lawyers Association, and Director and Secretary of the San Diego Defense Lawyers Association. Mr. Buzunis is admitted to practice law in state and federal courts of California and Michigan, the federal Ninth Circuit Court of Appeals and the U.S. Supreme Court. He also is a member of the Board of Directors of Gulf & Pacific Equities Corp., a publicly-traded Canadian Real Estate Investment Trust.

There is no family relationship between any of the directors, director nominees or executive officers of the Company.

We are very pleased that Messrs. Wentz and Hill have agreed to serve on our Board of Directors if elected at our 2009 Annual Meeting. Their extensive experience in the wind energy sector of the renewable alternative energy industry includes many years of wind farm development, construction and management with various companies recognized as industry leaders. They also have established long and excellent relationships with utilities, developers, turbine manufacturers, wind consultants and others who are key to achieving successful completion of wind energy projects. Many wind energy developers now planning or building wind farm projects have far less experience than possessed by Messrs. Wentz and Hill and other members of their team. We are convinced that they know how to effectively execute the development process in order to enable us with their assistance to successfully complete wind energy projects, while at the same time maintaining a rigorous project screening process and effectively controlling development costs.

CERTAIN TRANSACTIONS

During our two most recent fiscal years, we have not been engaged in any transactions in which any director or officer of the Company or any of their family members had a material interest reportable under applicable rules of the Securities and Exchange Commission (SEC).

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our outstanding common stock, to file reports of ownership and changes of ownership with the SEC. Based on our review of copies of such reports, we believe that during our fiscal year 2008 all of our officers and directors and any greater than 10% shareowner complied with the applicable filing requirements, except that a director filed two Form 4 reports which were untimely, a former director reported transactions on a Form 3 which was not timely filed, a former interim CEO failed to file a Form 3, and a greater than 10% shareholder (Boreal Energy Inc.) also failed to file a Form 3.

EXECUTIVE COMPENSATION

The following table sets forth cash and non-cash compensation received by our Chief Executive Officer for our fiscal years ending June 30, 2008 and 2007. No officer of the Company received annual compensation exceeding $100,000 for either of these two fiscal years.

Summary Compensation Table

Name and Position	Fiscal Year	Salary	Bonus	Stock Award(shs)		Other Compensation
Robert O. Knutson	2008	$32,000	$-0-	120,000	(1)	$16,000	(1)
CEO/CFO*	2007	12,000	-0-	120,000	(2)	-0-
Darrel Kluge, CEO*	2008	16,000	-0-	-0-		-0-
	2007	-0-	-0-	-0-		-0-
Russell W. Mitchell	2008	-0-	-0-	-0-		-0-
CEO/CFO*	2007	72,000	-0-	-0-		-0-

____________________

*During this fiscal two-year period, Mr. Knutson served as CEO from April 2007- February 2008; Mr. Kluge served as CEO from March-June 2008; and Mr. Mitchell was CEO from July 2006-March 2007.

(1)	Mr. Knutson received monthly 20,000 restricted common shares of the Company and $4,000 incident to his resignation as CEO and his continuing to provide legal services to the Company.
(2)	In 2007 Mr. Knutson received 120,000 restricted common shares of the Company in consideration for his agreeing to serve as CEO/CFO.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants, have served as our independent registered public accounting firm since 2007. We paid the following fees to Child, Van Wagoner & Bradshaw, PLLC for fiscal years 2008 and 2007:

	2008	2007
Audit fees	$32,270	$15,000
Other fees	-0-	-0-
Total	$32,270	$15,000

Audit fees include professional services rendered for the audit of our annual financial statements and review of unaudited quarterly financial statements contained in our Form 10-Q filings with the SEC.

SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES

Shareholders of Wind Energy America Inc. may submit nominations for the election of directors and otherwise propose business to be considered at our 2010 Annual Meeting of Shareholders, provided any such nominations or proposals are made in a timely manner. Any such appropriate proposal or nomination from shareholders must be submitted to us by June 30, 2010, and if received outside this time period will be untimely and not acknowledged or considered at the 2010 Annual Meeting. Shareholder submissions should be directed to our Corporate Secretary or Chief Financial Officer at our principal offices.

ANNUAL REPORT

Our 2008 Annual Report on Form 10-K as filed with the SEC, including financial statements for our 2008 fiscal year, accompanies this proxy statement. No portion of this annual report is incorporated herein or is to be considered proxy soliciting material. We will furnish without charge to each of our shareholders an additional copy of our Annual Report on Form 10-K for our 2008 fiscal year, and any request for a copy should be directed to the Corporate Secretary or the Chief Financial Officer of Wind Energy America Inc., 12100 Singletree Lane, Suite 100, Eden Prairie, MN 55344.

OTHER BUSINESS

Our management knows of no other matters to be presented at the 2009 Annual Meeting of Shareholders. If any other matter properly comes before the 2009 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

	By:	/s/ Robert O. Knutson
Dated: August 17, 2009		Managing Director
Minneapolis, Minnesota

WIND ENERGY AMERICA INC 12100 SINGLETREE LANE, SUITE 100 EDEN PRAIRIE, MN 55344
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M16773-P84734	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

WIND ENERGY AMERICA INC

The Board of Directors recommends you vote FOR the following proposal(s):
		For	Against	Abstain

1.	To set the number of members of the Board of Directors at four (4)	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s):

2.	Election of Directors	For	Against	Abstain

	2a. Donald Blakstad	☐	☐	☐

	2b. Melvin E. Wentz	☐	☐	☐

	2c. Brian P. Hill	☐	☐	☐

	2d. Constantine Buzunis	☐	☐	☐

NOTE: To transact any other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K are available at www.proxyvote.com.

M16774-P84734

WIND ENERGY AMERICA INC Annual Meeting of Shareholders October 1, 2009 3:30 PM CDT This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert O. Knutson and Donald Blakstad, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Wind Energy America, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 3:30PM CDT on October 1, 2009 at the Crowne Plaza Northstar Hotel, 7th Floor, 618 Second Avenue South, Minneapolis, Minnesota 55402, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side